UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14A-12

FLUENT, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒ No fee required
☐ Fee paid previously with preliminary materials
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

EXPLANATORY NOTE

On June 4, 2024, Fluent, Inc. (the “Company,” “we,” “us” and “our”) filed its Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”). The Proxy Statement was filed in connection with the special meeting of stockholders to be held on July 2, 2024 (the “Meeting”). This supplement to the Proxy Statement (the “Proxy Statement Supplement”) is being filed to correct the Security Ownership of Certain Beneficial Owners and Management table beginning on page 15 of the Proxy Statement. Other than the corrections to the Security Ownership of Certain Beneficial Owners and Management table, no other changes have been made to the Proxy Statement. Capitalized terms used but not otherwise defined in this Proxy Statement Supplement have the meanings ascribed to them in the Proxy Statement. This supplement should be read together with the Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information with respect to the beneficial ownership of our common stock as of May 14, 2024, the record date for the Meeting (or such other date as noted below), by (i) all named executive officers, (ii) all current directors (there are no director nominees), (iii) all current executive officers and directors of the Company as a group, and (iv) each person known by us to beneficially own in excess of 5% of the outstanding shares of our common stock. Unless noted otherwise, the business address of each person listed below is 300 Vesey Street, 9th Floor, New York, New York 10282.

For each listed person, the number of shares of common stock and percent of such class listed assumes the conversion or exercise of any equity securities owned by such person that are or will become convertible or exercisable, and the exercise of stock options and the vesting of restricted stock units, if any, that will vest, within 60 days of the record date, but does not assume the conversion, exercise or vesting of any such equity securities owned by any other person. The Company does not know of any other beneficial owner of more than 5% of the outstanding shares of our common stock other than as shown below. Unless otherwise indicated below, we believe each person listed below has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.

Beneficial Owner	Common Stock Beneficially Owned		Percentage of Common Stock Beneficially Owned (1)
Officers and Directors:
Ryan Schulke	1,687,591	(2)	12.35%
Matthew Conlin	1,444,913	(3)	10.58%
Donald Patrick	232,595	(4)	1.69%
Donald Mathis	48,568	(5)	*
Barbara Shattuck Kohn	33,265	(6)	*
David Graff	9,744	(7)	*
Richard Pfenniger, Jr.	9,744	(8)	*
All current directors and executive officers as a group (8 persons)	3,074,686		22.08%
5% Holders:
Dr. Phillip Frost	3,147,481	(10)	23.04%
JB Capital Partners, L.P.	826,439	(11)	6.05%
Tieton Capital Management	721,415	(12)	5.28%
Global Value Investment Corp.	843,560	(13)	6.18%

*	Beneficially owns less than 1% of our outstanding common stock.
(1)	Percent of beneficial ownership is based on 13,660,598 shares of common stock outstanding on May 14, 2024.
(2)

Mr. Schulke’s shares include (i) 1,084,332 shares held directly, (ii) 333,334 shares held by RSMC Partners, LLC, of which Mr. Schulke is a member, (iii) 100,027 shares held by The Schulke Inn Family Foundation Trust, in which Mr. Schulke serves as Co-Trustee, (iv) 20,208 shares held by The Ryan Schulke 2020 GRAT, in which Mr. Schulke serves as Trustee, and (v) 149,690 shares held by The Ryan Schulke 2022 GRAT, in which Mr. Schulke serves as Trustee. Does not include (i) 91,667 restricted stock units (“RSUs”) that were fully vested as of January 1, 2019 but are subject to deferred delivery, (ii) 8,333 RSUs that were fully vested as of February 1, 2020 but are subject to deferred delivery, (iii) 13,333 RSUs that were fully vested as of March 1, 2021 but are subject to deferred delivery and (iv) 1,743,499 Insider Warrants issued in the Private Placement, the exercise of which is contingent upon stockholder approval of Proposal 2. Mr. Schulke may be deemed to have shared voting control over the shares owned by Dr. Phillip Frost and Frost Gamma Investments Trust (“Frost Gamma”) by virtue of a Stockholders’ Agreement, pursuant to which Dr. Frost and Frost Gamma agreed to vote in favor of Mr. Schulke’s nominees for the Company’s Board of Directors. This table does not reflect Mr. Schulke’s ownership interest in these shares. If Mr. Schulke were deemed to have a beneficial ownership interest in these shares, Mr. Schulke would own 4,845,072 shares, or 35.47% of the Company’s outstanding common shares. See footnote 10 below for additional information regarding the securities owned by Dr. Phillip Frost and Frost Gamma.

(3)

Mr. Conlin’s shares include (i) 1,000,242 shares held directly, (ii) 333,334 shares held by RSMC Partners, LLC, of which Mr. Conlin is a member, (iii) 60,175 shares held by the 2017 Conlin Shakira Family Trust, and (iv) 51,162 shares held by the Conlin Family Foundation Trust of which Mr. Conlin is Trustee. Does not include (i) 91,667 RSUs that were fully vested as of January 1, 2019 but are subject to deferred delivery, (ii) 8,333 RSUs that were fully vested as of February 1, 2020, but are subject to deferred delivery, (iii) 13,333 RSUs that were fully vested as of March 1, 2021 but are subject to deferred delivery, (iv) 487,589 Insider Warrants held directly issued in the Private Placement, the exercise of which is contingent upon stockholder approval of Proposal 2 and (v) 73,877 Insider Warrants held by the Conlin Family Foundation Trust (of which Mr. Conlin is Trustee) issued in the Private Placement, the exercise of which is contingent upon stockholder approval of Proposal 2.

(4)

Mr. Patrick’s shares include (i) 999,568 shares of common stock and (ii) 66,000 shares of common stock issuable upon exercise of options. Does not include (i) 76,584 RSUs that remain subject to vesting and (ii) 29,5551 Insider Warrants, which will be immediately exercisable after stockholder approval of Proposal 2.

(5)	Mr. Mathis’ shares represent 48,568 shares of common stock. Does not include 16,086 RSUs that remain subject to vesting.
(6)	Ms. Shattuck Kohn’s shares represent 33,264 shares of common stock. Does not include 16,086 RSUs that remain subject to vesting.
(7)	Mr. Graff 's shares represent 9,744 shares of common stock. Does not include 19,486 RSUs that remain subject to vesting.
(8)	Mr. Pfenniger, Jr.'s shares represent 9,744 shares of common stock. Does not include 19,486 RSUs that remain subject to vesting.
(9)	The 333,334 shares held by RSMC Partners, LLC, which are deemed beneficially owned by both Mr. Schulke and Mr. Conlin, are counted only once for purposes of this calculation.
(10)

Dr. Phillip Frost’s shares include (i) 3,139,147 shares held by Frost Gamma and (ii) 8,334 shares held by Dr. Frost directly. Dr. Frost is the Trustee of Frost Gamma. Frost Gamma L.P. is the sole and exclusive beneficiary of Frost Gamma. Dr. Frost is one of two limited partners of Frost Gamma L.P. The general partner of Frost Gamma L.P. is Frost Gamma, Inc., and the sole stockholder of Frost Gamma, Inc. is Frost-Nevada Corporation. Dr. Frost is also the sole stockholder of Frost-Nevada Corporation. Frost Gamma’s address is 4400 Biscayne Blvd., Miami, FL 33137. The foregoing information is based solely on the Company’s review of the Form 4 filed by Dr. Frost and Frost Gamma with the SEC on May 15, 2024. Does not include 591,017 Pre-Funded Warrants held by Frost Gamma issued in the Private Placement, the exercise of which is contingent upon stockholder approval of Proposal 2. Dr. Frost and Frost Gamma may be deemed to share voting control of these shares with Mr. Schulke by virtue of the Stockholders' Agreement described in footnote (2) above.

(11)

Alan Weber is the general partner of JB Capital Partners, L.P. and has shared voting and dispositive power over the securities held by JB Capital Partners, L.P. The address for Mr. Weber and JB Capital Partners, L.P. is 5 Evans Place, Armonk, NY 10504. The foregoing information is based solely on the Company’s review of amendment no. 6 to Schedule 13G/A filed by JB Capital Partners, L.P. and Alan W. Weber on February 13, 2024.

(12)

William J. Dezellem is the Chief Investment Officer and President of Tieton Capital Management. The address of Tieton Capital Management is 4700 Tieton Drive, Suite C, Yakima, WA 98908. The foregoing information is based solely on the Company’s review of amendment no. 1 to Schedule 13G/A filed by Tieton Capital Management and William J. Dezellem on February 1, 2024.

(13)

Jeffrey R. Geygan is the Chief Executive Officer and director of Global Value Investment Corp. (“GVIC”). As a result of his ownership interest in GVIC, Mr. Jeffrey Geygan is the controlling person of GVIC. James P. Geygan is the Chief Operating Officer and director of GVIC. Stacy A. Wilke is the Chief Financial Officer of GVIC. Each of Kathleen M. Geygan and Shawn G. Rice are directors of GVIC. GVIC owns 2,661 shares of common stock in its corporate capacity. Mr. Jeffrey Geygan, Mr. James Geygan, Ms. Wilke, Ms. Geygan, and Mr. Rice (collectively, the GVIC Reporting Persons”) each own shares of common stock in their individual capacities. These shares may be deemed to be indirectly beneficial owned by GVIC. Mr. Jeffrey Geygan owns 20,502 shares in his individual capacity. Mr. James Geygan owns 5,795 shares in his individual capacity. Ms. Wilke owns 1,800 shares in her individual capacity. Ms. Geygan owns 6,410 shares in her individual capacity. Mr. Rice owns 4,734 shares in his individual capacity. GVIC serves as investment adviser to managed accounts (collectively, the “Accounts”), and may be deemed to have beneficial ownership over the common stock held for the Accounts. As each of the GVIC Reporting Persons, directly or indirectly, share the power to vote, or direct the voting of, the common stock held for the Accounts, and the power to dispose, or to direct the disposition of, the common stock held for the Accounts, each may be deemed to have beneficial ownership over the common stock held for the Accounts. The foregoing information is based solely on the Company’s review of amendment no. 1 to Schedule 13D filed by GVIC and the GVIC Reporting Persons on December 28, 2023.